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                                                                  Exihibit 99.01


                              TRITON GROUP LTD.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 14,1997

      The undersigned hereby appoints Michael M. Earley and Mark G. Foletta, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to act and to vote at the Annual Meeting of Stockholders of Triton Group Ltd. ("Triton"), to be held on April 14, 1997, and at any adjournments or postponements thereof, as indicated upon all matters referred to on this proxy card and described in the accompanying Proxy Statement/Prospectus. Capitalized terms used herein without definition have the meanings ascribed to them in the Proxy Statement/Prospectus.

          THE BOARD OF DIRECTORS OF TRITON RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2(a), 2(b), 2(c), 2(d), 2(e), 2(f), 2(g), 3 AND 4.

1. Approval and adoption of (a) the Agreement and Plan of Merger by and among Triton, Triton Acquisition Corp., a wholly-owned subsidiary of Triton ("Merger Sub"), and Security Systems Holdings, Inc. ("Alarmguard"), pursuant to which Merger Sub will be merged with and into Alarmguard, with Alarmguard surviving as a wholly-owned subsidiary of Triton, and (b) the issuance of the Merger Shares to the Alarmguard stockholders in exchange for all of the outstanding capital stock of Alarmguard.

                        |_| FOR   |_| AGAINST   |_| ABSTAIN

2(a). Approval and adoption of the Restated Charter Proposal to change the name of Triton to Alarmguard Holdings, Inc. The approval and adoption of this Proposal 2(a) is conditioned on the approval and adoption of each of the other Restated Charter Proposals, and the approval and adoption of the Restated Charter Proposals is a condition precedent to the obligation of Alarmguard to consummate the Merger.

                        |_| FOR   |_| AGAINST   |_| ABSTAIN

2(b). Approval and adoption of the Restated Charter Proposal to authorize the Triton Board to issue Triton Preferred Stock in one or more classes or series, having such rights, privileges, designations and preferences as may be determined by the Triton Board. The approval and adoption of this Proposal 2(b) is conditioned on the approval and adoption of each of the other Restated Charter Proposals, and the approval and adoption of the Restated Charter Proposals is a condition precedent to the obligation of Alarmguard to consummate the Merger.

                        |_| FOR   |_| AGAINST   |_| ABSTAIN

2(c). Approval and adoption of the Restated Charter Proposal to change the authorized capital stock of Triton to 25 million shares of Triton Common Stock and 5 million shares of Triton Preferred Stock. The approval and adoption of this Proposal 2(c) is conditioned on the approval and adoption of each of the other Restated Charter Proposals, and the approval and adoption of the Restated Charter Proposals is a condition precedent to the obligation of Alarmguard to consummate the Merger.

                        |_| FOR   |_| AGAINST   |_| ABSTAIN

2(d). Approval and adoption of the Restated Charter Proposal to effect the one-for-ten Reverse Stock Split of the Triton Common Stock. The approval and adoption of this Proposal 2(d) is conditioned on the approval and adoption of each of the other Restated Charter Proposals, and the approval and adoption of the Restated Charter Proposals is a condition precedent to the obligation of Alarmguard to consummate the Merger.

                        |_| FOR   |_| AGAINST   |_| ABSTAIN

2(e). Approval and adoption of the Restated Charter Proposal to classify the directors of Triton into three classes, with staggered three-year terms. The approval and adoption of this Proposal 2(e) is conditioned on the approval and adoption of each of the other Restated Charter Proposals, and the approval and adoption of the Restated Charter Proposals is a condition precedent to the obligation of Alarmguard to consummate the Merger.

                        |_| FOR   |_| AGAINST   |_| ABSTAIN

2(f). Approval and adoption of the Restated Charter Proposal to eliminate the ability of Triton stockholders to act by written consent. The approval and adoption of this Proposal 2(f) is conditioned on the approval and adoption of each of the other Restated Charter Proposals, and the approval and adoption of the Restated Charter Proposals is a condition precedent to the obligation of Alarmguard to consummate the Merger.

                        |_| FOR   |_| AGAINST   |_| ABSTAIN

2(g). Approval and adoption of the Restated Charter Proposal to eliminate the ability of Triton stockholders to call a special meeting of the stockholders. The approval and adoption of this Proposal 2(g) is conditioned on the approval and adoption of each of the other Restated Charter Proposals, and the approval and adoption of the Restated Charter Proposals is a condition precedent to the obligation of Alarmguard to consummate the Merger.

                        |_| FOR   |_| AGAINST   |_| ABSTAIN

3. Election of directors:

                       ___  FOR all                 ___ WITHHOLD
                            nominees listed below       AUTHORITY to vote for
                            (except as marked to        all nominees listed elow
                            the contrary below)

    Michael E. Cahr, Michael M. Earley, Mark G. Foletta and Richard R. Tartre

(INSTRUCTION: To vote for all nominees listed above, mark the "FOR" box; to withhold authority for all nominees listed above, mark the "WITHHOLD AUTHORITY" box; and to withhold authority to vote for any individual nominee listed above, mark the "FOR" box and write the nominee's name in the space provided below.)

________________________________________________________________________________

4. Approval and adoption of the 1997 Stock Incentive Plan.

                         |_| FOR   |_| AGAINST   |_| ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

      Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this proxy card and in the discretion of the proxy holders as to any other matters which may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED "FOR" PROPOSALS 1, 2(a), 2(b), 2(c), 2(d), 2(e), 2(f), 2(g), 3 and 4.

      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the accompanying Proxy Statement/Prospectus.

Dated: _____________________,1997       _______________________________________
                                        (Signature)


                                         _______________________________________
                                        (Signature)
                                        Please sign as name(s) appears on this
                                        proxy card, and date this proxy card. If a joint account, each joint owner must sign. If signing for a corporation or partnership as agent, attorney or fiduciary, indicate the capacity in which you are signing.


         PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                           IN THE ENCLOSED ENVELOPE.